Exhibit 99.1

MINDSPEED TECHNOLOGIES COMPLETES ACQUISITION OF PICOCHIP

Acquisition Creates the Clear Leader in Small Cell Wireless Technology for Next Generation Mobile Broadband Communications

Combined Company to Showcase Expanded Product Line at Mobile World Congress in Barcelona

NEWPORT BEACH, Calif., Feb. 7, 2012—Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that it has completed the acquisition of privately held, U.K.-based Picochip Limited.

Picochip is the leading supplier of integrated system-on-chip (SoC) solutions for small cell base stations. Picochip pioneered the femtocell market and has developed the industry’s broadest portfolio of next generation small cell solutions for enterprise, metro and residential base stations. With over one million SoCs shipped to-date, Picochip is the most broadly deployed small cell semiconductor solution on the market.

“This marks the closing of the most strategic and exciting acquisition in Mindspeed’s history,” said Raouf Y. Halim, Mindspeed’s chief executive officer. “Mindspeed and Picochip are now one company that is well positioned to lead the market for small cell base station solutions for next generation mobile broadband communications. Our combination bolsters and accelerates our position in both 3G/ high speed packet access (HSPA) and 4G/long-term evolution (LTE), and we believe we will have the number one market position in deployed small cell processors worldwide, with 70% market share in 3G/ HSPA deployments.”

Mindspeed will host demonstrations and meetings for customers, partners, press and analysts at Mobile World Congress 2012 in booth 1E.57 at the Fira Montjuïc in Barcelona, Spain from February 27 to March 1, 2012 during its first public trade show presence since the completion of the acquisition. The company plans to introduce an expanded product line of base station SoC solutions as well as a compelling product roadmap that leverages the combined capabilities of Mindspeed and Picochip.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company’s low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and Long Term Evolution (LTE) mobile networks. The company’s high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed offers the most broadly deployed semiconductor solutions for small cell base stations on the market today. Mindspeed’s products are sold to original equipment manufacturers (OEMs) around the globe.

To learn more, please visit www.mindspeed.com. Company news and updates are also posted at www.twitter.com/mindspeed.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to our current assessment of the target addressable market and market share for Mindspeed and Picochip as a combined company, as well as the anticipated impact of the acquisition of Picochip on our business and operating results, including expectations concerning when the acquisition may become accretive and our plans for new product introductions resulting from the acquisition. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, the acquisition of Picochip will present various integration risks, and Mindspeed cannot provide any assurances that the anticipated revenue, expense, product, and technology synergies of the acquisition will be achieved or that the markets for the combined company will develop as we currently anticipate. Acquisition transactions are subject to inherent risks and uncertainties, including, among others, risks associated with the successful integration of geographically separate organizations; the ability to integrate the two companies’ technologies; and the potential for key employee attrition. In addition, our existing business is subject to numerous risks and uncertainties independent of the proposed transaction, including fluctuations in our operating results and the potential for future operating losses; loss of or diminished demand from one or more key distributors; our ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and will be included in our Quarterly Report on Form 10-Q for the quarter ended December 30, 2011, as well as our future filings with the SEC.